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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2007 (June 7, 2007)

TYCO ELECTRONICS LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda (Jurisdiction of Incorporation)	98-0518048 (IRS Employer Identification Number)

001-33260
(Commission File Number)

Second Floor, 90 Pitts Bay Road
Pembroke, HM 08, Bermuda
(Address of Principal Executive Offices, including Zip Code)

441-292-8674
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

        On June 7, 2007, the Board of Directors of Tyco International Ltd. authorized the divestiture of our Power Systems business and delegated to the Chief Executive Officer of Tyco Electronics the authority to determine whether or not to proceed with the divestiture of Power Systems based on the specific terms and conditions of any sale proposal. As a result, Tyco Electronics assessed the Power Systems assets for impairment under Statement of Financial Accounting Standards No. 144, Accounting for the Impairment and Disposal of Long-Lived Assets, and determined the Power Systems assets are impaired. Tyco Electronics currently estimates that the impairment is approximately $500 million pre-tax and $370 million after-tax. Tyco Electronics expects to record the impairment charge in the three month period ended June 29, 2007 and will report Power Systems as a discontinued operation.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO ELECTRONICS LTD. (Registrant)
By:	/s/ TERRENCE R. CURTIN
Terrence R. Curtin
Executive Vice President and Chief Financial Officer

Date: June 12, 2007

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SIGNATURES